VICTORY PORTFOLIOS IV VICTORY
VARIABLE
INSURANCE
FUNDS
II

(together
with
their
series
portfolios,
collectively,
the
“Open-End
Funds”) PIONEER FLOATING RATE FUND, INC.
PIONEER HIGH INCOME FUND, INC. PIONEER
DIVERSIFIED
HIGH
INCOME
FUND,
INC. PIONEER MUNICIPAL HIGH INCOME FUND, INC.
PIONEER MUNICIPAL HIGH INCOME ADVANTAGE FUND, INC. PIONEER
MUNICIPAL
HIGH
INCOME
OPPORTUNITIES
FUND,
INC. PIONEER ILS INTERVAL FUND

(COLLECTIVELY,
THE
“CLOSED-END
FUNDS”)
(TOGETHER
WITH
THE
OPEN-END
FUNDS,
COLLECTIVELY,
THE
“FUNDS”)

CODE
OF
CONDUCT
FOR
PRINCIPAL
EXECUTIVE
OFFICER
AND
PRINCIPAL
FINANCIAL
OFFICER

I.

Covered
Officers/Purpose
of
the
Code

A.

This
Code
of
Conduct
(the
“Code”)
applies
to
the
Principal
Executive
Officer
and Principal Financial Officer of the Funds, and the “Covered Officers”, each of whom is set forth in Exhibit A, for the purpose of promoting:
1.

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts
of
interest
between
personal
and
professional
relationships;
2.

Full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange
Commission
(“SEC”)
and
in
other
public
communications
made
by the Trusts;
3.

Compliance
with
applicable
laws
and
governmental
rules
and
regulations;
4.

The
prompt
internal
reporting
of
violations
of
the
Code
to
an
appropriate person or persons identified in the Code; and
5.

Accountability
for
adherence
to
the
Code.
B.

Each
Covered
Officer
should
adhere
to
a
high
standard
of
business
ethics
and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.

Covered
Officers
Should
Handle
Ethically
Any
Actual
or
Apparent
Conflicts
of
Interest

A.

Overview.
A “conflict of interest” occurs when a Covered Officer’s private interest interferes
with
the
interests
of,
or
his
or
her
service
to,
the
Trusts.
For

example,
a
conflict
of
interest
would
arise
if
a
Covered
Officer,
or
a
member
of his
family,
receives
improper
personal
benefits
as
a
result
of
his
or
her
position with the Trusts.
Certain conflicts of interest that could arise out of the relationships between Covered Officers and the Trusts already are subject to conflict of interest provisions in the Investment Company Act of 1940 (“Investment Company Act”) and the Investment Advisers Act of 1940 (“Investment Advisers Act”).
For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Trusts because of their status as “affiliated persons” of the Trusts.
The Trusts’ and their investment adviser’s compliance programs and procedures are designed to prevent, or identify and correct, violations of
these
provisions.
This
Code
does
not,
and
is
not
intended
to,
repeat
or
replace
these programs and procedures, and such conflicts fall outside of the parameters of this Code.
Although
typically
not
presenting
an
opportunity
for
improper
personal
benefit,
conflicts may arise or result from the contractual relationship between the Trusts and the investment adviser
and
the administrator,
whose
officers
or
employees
also
serve as
Covered
Officers.
As
a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Trusts or for the adviser or the administrator, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser, the administrator and the Trusts.
The participation of the Covered Officers in such activities is
inherent
in
the
contractual
relationship
between
the
adviser,
the
administrator
and
the Trusts and is consistent with the performance by the Covered Officers of their duties as officers of the Trusts.
Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically.
In addition, it is recognized by each Trust’s Board of Trustees (the “Board”) that the Covered Officers may also be officers or
employees of
one
or
more
other
investment companies covered by this or other codes.
Other
conflicts
of
interest
are
covered
by
the
Code,
even
if
such
conflicts
of
interest
are not subject to provisions in the Investment Company Act or the Investment Advisers Act.
Section C describes the types of conflicts of interest that are covered under this Code, but Covered
Officers
should
keep
in
mind
that
these
examples
are
not
exhaustive.
The
overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.
B.

Obligations
of
Covered
Officers.
Each
Covered
Officer
must:
1.

Not use his personal influence or personal relationships improperly to influence investment
decisions
or
financial
reporting
by
the
Trusts
whereby the
Covered
Officer
would
benefit
personally
to
the
detriment
of
the
Trusts;
2.

Not cause the Trusts to take action, or fail to take action, for the individual personal benefit
of
the
Covered
Officer
rather
than
the
benefit
of
the
Trusts;
3.

Report at least annually outside business affiliations or other relationships (e.g., officer,
director,
governor,
trustee,
part-time
employment)
other
than
his or
her
relationship
to
the
Trusts,
the
investment
adviser
and
the
administrator.

C.

Conflicts
of
interest.
When
a
Covered
Person
becomes
aware
of a
situation
that could involve a conflict of interest, or that could reasonably be considered an appearance of a conflict of interest, the Covered Person should disclose this matter to the Chief Compliance Officer.
For
purposes
of
this
Code,
the
Chief
Compliance
Officer
shall
be
the
Chief
Compliance Officer of Victory Capital Management Inc. (“VCM”).
Examples of these include:
1.

Service
as
a
director
on
the
board
of
any
public
or
private
company; The receipt, as an officer of the Trusts, of any gift in excess of $100;
2.

The
receipt
of
any
entertainment
from
any
company
with
which
the
Trusts
have current or prospective business dealings, unless such entertainment is business-related, reasonable
in
cost,
appropriate
as
to
time
and
place,
and
not so frequent as to raise any question of impropriety;
3.

Any
ownership
interest
in,
or
any
consulting
or
employment
relationship
with, any of the Trusts’ service providers, other than their investment adviser, principal underwriter, administrator or any affiliated person thereof;
4.

A direct or indirect financial interest in commissions, transaction charges or spreads paid
by
the
Trusts
for
effecting
portfolio
transactions
or
for
selling
or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.
D.

Conflicts
of
interest
not
specifically
enumerated.
It
is
impractical
to
attempt
to list in this Code all possible situations that could result in a conflict of interest. If a proposed transaction, interest, personal activity, or investment raises any concerns, questions or doubts, a Covered Officer should consult with the Chief Compliance Officer before engaging in such transaction or investment or pursuing such interest or activity. The Chief Compliance Officer shall review the facts and circumstances of the actual or potential conflict of interest in accordance with Section IV of these Procedures.

III.

Disclosure
and
Compliance

A.

Each
Covered
Officer
should
familiarize
himself
or
herself
with
the
disclosure requirements generally applicable to the Trusts.
B.

Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts
about
the
Trusts
to
others,
whether
within
or
outside
the
Trusts,
including
to the Trusts’ Trustees and auditors, and to governmental regulators and self-regulatory organizations.
C.

Each
Covered
Officer
should,
to
the
extent
appropriate
within
his
or
her
area
of responsibility, consult with other officers and employees of the Trusts, the adviser and the administrator with the goal of promoting full, fair, accurate, timely and understandable disclosure in
the
reports
and
documents
the
Trusts
file
with,
or
submit
to,
the
SEC
and
in
other public communications made by the Trusts.

D.

It
is
the
responsibility
of
each
Covered
Officer
to
promote
compliance
with
the standards and restrictions imposed by applicable laws, rules and regulations.

IV.

Reporting
and
Accountability

A.

Responsibilities
and
conduct.
Each
Covered
Officer
must

1.

Upon adoption of the Code (or thereafter as applicable, upon becoming a Covered
Officer),
affirm
in
writing
to
the
appropriate
Board
that
he
or
she
has received, read, and understands the Code;
2.

Annually
thereafter
affirm
to
the
appropriate
Board
that
he
or
she
has complied with the requirements of the Code;
3.

Not
retaliate
against
any
other
Covered
Officer
or
any
employee
of
the
Trusts or their affiliated persons for reports of potential violations that are made in good faith; and
4.

Notify
the
Chief
Compliance
Officer
promptly
if
he
or
she
knows
of
any violation of this Code.
Failure to do so is itself a violation of this Code.
B.

Chief Compliance Officer.
The Chief Compliance Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.
Based on its review, the Chief Compliance Officer shall advise the Covered Officer that the proposed transaction, investment, interest or activity: (i) would not violate this Code; (ii) would not violate this Code only if conducted in
a
particular
manner
and/or
subject
to
certain
conditions
or
safeguards;
or
(iii)
would violate the Code and is, therefore, prohibited.
C.

Waivers.
A Covered Officer may request a waiver
from a provision of this Code if
there
is
a
reasonable
likelihood
that
a
contemplated
action
would
not
involve
an
actual
conflict of
interest
that
this
Code
is
designed
to
prevent.
The
Audit
and
Risk
Oversight
Committee
of
the Board (the “Committee”) shall review and act upon any request for a waiver from any provision of the
Code.
The
Committee
shall
disclose
any
waiver
from
a
provision
of
the
Code
to
the
extent required by SEC rules or any other policy of the Trusts or VCM.
D.

Enforcing
the
Code
of
Conduct.
The
Trusts
will
adhere
to
the
following procedures in investigating and enforcing this Code:
1.

The
Chief
Compliance
Officer
will
take
all
appropriate
action
to
investigate any potential violations reported to him or her;
2.

If,
after
such
investigation,
the
Chief
Compliance
Officer
believes
that
no violation has occurred, no further action is required;
3.

Any
matter
that
the
Chief
Compliance
Officer
believes
is
a
violation
shall
be reported to the Committee; and

4.

If the Committee concurs that a violation has occurred, it will inform the Board and make a recommendation of appropriate courses of action.
The Board
will
consider
and
take
appropriate
action
regarding
the
violation.
The Board may among other things, notify VCM, the Trust’s administrator, or their
Boards of
Directors; recommend the
assessment of
a
monetary penalty against the Covered Person; issue a formal written reprimand to, or recommend the
dismissal
of,
the
Covered
Officer;
require
additional
training
by
the
violator;
or
recommend
modifications
to
the
Trust’s
policies
and
procedures.

V.

Other
Policies
and
Procedures

This
Code
shall
be
the
sole
code
of
conduct
adopted
by
the
Trusts
for
purposes
of
Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies relating to that section.
Insofar as other policies or procedures of the Trusts, the Trusts’
investment
adviser,
principal
underwriter,
or
other
service
providers
govern
or
purport
to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code.
The Codes of Ethics under Rule 17j-1 under the Investment Company Act, and any insider trading
policies
are
separate
policies
of
the
Trusts,
VCM,
any
sub-adviser
or
the
principal underwriter that apply to the Covered Officers and others, and are not part of this Code.

VI.

Amendments

Any
amendments
to
this
Code,
other
than
amendments
to
Exhibit
A,
must
be
approved
or ratified by a majority vote of the Board, including a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act) (the “Independent Trustees”). Any
changes
to
this
Code
will,
to
the
extent
required,
will
be
disclosed
as
provided
by
SEC
rules.

VII.

Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential
and
shall
be
maintained
and
protected
accordingly.
Except
as
otherwise
required
by law or this Code, such matters shall not be disclosed to anyone other than officers and Trustees of the Trust, the Trusts’ investment adviser, administrator or sub-administrator, counsel to the Trusts or counsel to the Independent Trustees.

VIII.

Internal
Use

The
Code
is
intended
solely
for
the
internal
use
by
the
Trusts
and
does
not
constitute
an admission, by or on behalf of the Trusts, as to any fact, circumstance, or legal conclusion.
Adopted:
December
30
,
2024

Exhibit
A

Persons
Covered
by
this
Code
of
Conduct

The
Funds

Principal
Executive
Officer:
Thomas
Dusenberry,
President Principal Financial Officer: Carol Trevino, Treasurer
As
of:
April
14,
2026

Exhibit B
Acknowledgement

Pursuant to the requirements of the Code of Conduct adopted by the Funds, (the “Code”),
I
hereby
acknowledge
and
affirm
that
I
have
received,
read
and
understand
the
Code and agree to adhere to and abide by the letter and spirit of its provisions.
Signature:
                                                          Print Name:              Thomas Dusenberry

Date:

04/14/2026

Exhibit B
Acknowledgement

Pursuant to the requirements of the Code of Conduct adopted by the Funds, (the “Code”),
I
hereby
acknowledge
and
affirm
that
I
have
received,
read
and
understand
the
Code and agree to adhere to and abide by the letter and spirit of its provisions.
Signature:
                                                          Print Name:              Carol Trevino

Date:

04/14/2026

Exhibit C
Annual
Certification

Pursuant
to
the
requirements
of
the
Code
of
Conduct
adopted
by
the
Funds,
(the
“Code”),
I hereby acknowledge and affirm that since the date of the last annual certification given pursuant to the Code, I have complied with all requirements of the Code.
Signature:
Print
Name:

Carol
Trevino

Date:

04/14/2026

Exhibit C
Annual
Certification

Pursuant
to
the
requirements
of
the
Code
of
Conduct
adopted
by
the
Funds,
(the
“Code”), I
hereby
acknowledge
and
affirm
that
since
the
date
of
the
last
annual certification
given
pursuant to the Code, I have complied with all requirements of the Code.
Signature:
Print
Name:
     Thomas
Dusenberry

Date:

04/14/2026